UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2017

Date of Report (Date of earliest event reported)

Stealth Air Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-55794	81-1378730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Grand Ave. Brookhaven Airport, Shirley, NY	11967
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 631-772-7261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On or around December 12, 2017, Ezra Green resigned as the Chief Executive Officer (“CEO”), and all other executive positions of Stealth Air Corp. (the “Company”). Mr. Green’s resignation is not related to any disagreement with the Company. Mr. Green remains as the chairman of the Board of Directors and a significant shareholder of the Company.

On December 12, 2017, the Company’s Board of Directors appointed Craig Redding to serve as the interim CEO of the Company.  There are no material plans, contracts or arrangements (whether or not written) with respect to Mr. Redding’s appointment as interim CEO.  Any such plans, contracts or arrangements, if any, will be worked out at a later date. Mr. Redding’s bio is below.

Craig Redding has over 25 years of financial industry experience, with an expertise in company financing and development strategies in primarily small to mid-sized companies. In early 2009, Mr. Redding started Craig Redding, LLC, a private consulting firm, which he ran until 2015. He currently holds the position as President/CEO of Triumph Investor Relations from 2015 until present.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stealth Air Corp.

Date: December 18, 2017	By:	/s/ Craig Redding
Craig Redding, interim CEO

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